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                                                                      EXHIBIT 21

Wapro, B.V., a Netherlands limited liability company
Premier Waterbedden, B.V., a Netherlands limited liability company * Wekker Waterbedden, B.V., a Netherlands limited liability company * RayMark, B.V., a Netherlands limited liability company *
RayPro., B.V., a Netherlands limited liability company *
RayFin, B.V., a Netherlands limited liability company *
RayLex, B.V., a Netherlands limited liability company *

*Denotes a subsidiary of Wapro, B.V.